UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

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FORM 8-K
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CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 18, 2009
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PLATINUM ENERGY RESOURCES, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	000-51553 (Commission File Number)	14-1928384 (IRS Employer Identification No.)

11490 Westheimer Road, Suite 1000
Houston, Texas 77077
(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (845) 323-0434

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 18, 2009, the Board of Directors (the “Board”) of Platinum Energy Resources, Inc. (the “Company”) appointed Al Rahmani, William Blain and Roderick McLennan to the Board.  Mr. Rahmani, Mr. Blain and Mr. McLennan have each been designated a Class A director of the Company. To allow for the addition of the new directors, the Board voted to increase the size of the Board to eight directors as permitted by the Bylaws of the Company.  The appointments increased the number of directors constituting the whole Board from five to eight directors.

As a Class A director, each of Messrs. Rahmani, Blain and McLennan will hold office until the Company’s first annual meeting of stockholders and until his successor is elected and qualified or until his earlier death, resignation or removal from office.  Although the Company does not currently maintain any standing committees of the Board of Directors, it is anticipated that Messrs. Rahmani, Blain and McLennan will join one or more committees once they are established.

Al Rahmani  served as a Managing Director of A.R. Development Inc., a technical engineering and financial services consulting firm between 1995 and December 2008.  In connection with such employment, Mr. Rahmani performed consulting services for Triple Five Worldwide Organization LLC, an affiliate of the Company.  Mr. Rahmani received a B.S. in civil engineering and a M.S. in civil/environmental engineering from the University of Massachusetts.

Roderick McLennan is a founder and former Managing Partner of and now Counsel to the law firm of McLennan Ross LLP.  He is one of Alberta’s most senior counsel having practiced for more than 45 years, including the areas of commercial litigation, construction and land development.  Mr. McLennan has lectured for a number of years at the University of Alberta, Faculty of Law in advocacy.  He served as Chairman of the Second Quadrennial Judicial Compensation and Benefits Commission of Canada and has been a Fellow of the American College of Trial Lawyers since 1985 where he has served as Chair of the Judiciary Committee.  He has been recognized on numerous occasions in the Lexpert guide as a leading litigator.  He is the President and Chief Executive Officer of Partridge Holdings Ltd., a private holding and investing company.  Mr. McLennan obtained his Bachelor of Laws degree from the University of Alberta and was subsequently admitted to the law societies of Alberta (1959) and the Northwest Territories (1961).

William Blain completed his undergraduate general studies at the University of Calgary, Alberta, and received his Bachelor of Laws degree from the University of Alberta in 1991. He has worked as in house counsel to Revenue Canada, and as litigation counsel with the Federal Department of Justice. William has also served as in-house counsel to Indian Oil and Gas Canada providing legal advice regarding the interpretation and application of Federal and Provincial environmental and oil and gas legislation in British Columbia, Alberta and Saskatchewan. William spent five years as the General Manager of the Land Division of Indian Oil and Gas Canada (IOGC) during which time he was responsible for all oil and gas and surface dispositions, negotiations, surface and mineral title, pooling, drafting contractual agreements and administering and enforcing those contracts. William Blain is currently the senior partner in the law firm of Blain Law providing legal services to First Nations and corporate entities doing business with First Nations in the area of oil and gas and mining on reserve, traditional and Treaty lands.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PLATINUM ENERGY RESOURCES, INC.
Dated: February 24, 2009
	By:	/s/ Barry Kostiner
Barry Kostiner
Chief Executive Officer